Exhibit 10.7
ADVANCED BIOENERGY, LLC
SERIES 2006
PROMISSORY NOTE
          This Promissory Note (“Note”) made and entered into as of the 27th day of April, 2006, by and among Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”) as debtor, and the County of Fillmore, in the State of Nebraska, duly existing under the laws of the State of Nebraska (the “Issuer”), and Wells Fargo Bank, N.A., as assignee of the Issuer (the “Trustee”); witnesseth:
          The Company, for value received, promises to pay the Trustee, as trustee under the Loan and Trust Agreement dated as of April 1, 2006 (the “Agreement”), executed by the Issuer the principal sum of $7,000,000 in monthly installments, together with interest thereon at the rates on the Series 2006A Bonds, as hereinafter defined, in amounts as follows:
          A. In immediately available funds before 10:00 a.m., Lincoln, Nebraska time on the first day of each month or, if not a business day, the next succeeding business day after the first day of each month, 1/6th of the interest due on the next Payment Date as defined in the Agreement.
          B. Commencing on December 1, 2009, in immediately available funds before 10:00 a.m., Lincoln, Nebraska time on the first day of each month or, if not a business day, the next succeeding business day after the first day of each month, 1/12th of the principal payable on the next Payment Date on which principal is payable, as defined in the Agreement.
          All payments of principal, prepayment premium, if any, interest, or any other amounts hereunder shall be made to the Trustee at its principal office in lawful money of the United States of America.
          In the event the Company should fail to make payment of any such installment of principal or interest when due, the amount so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon at the stated rate plus 3 percent per annum until paid.
          Concurrent with the execution and delivery of this Note, the Issuer has issued $7,000,000 principal amount of its County of Fillmore in the State of Nebraska Subordinate Exempt Facilities Revenue Bonds, Series 2006A (Advanced BioEnergy, LLC Ethanol Plant Project) under the Agreement (the “Bonds”).
          All of the proceeds from the Bonds are to be used to finance the Project as defined in the Loan and Trust Agreement.
          So long as there is no Event of Default subsisting hereunder, each payment of the Company under this Note shall be applied to a payment of principal of, or premium, if default hereunder, payments by the Company on this Note or the Additional Notes shall be used to make payments on the principal of, premium if any, or interest on the Bonds as required by the Agreement.
          The terms of this Note, with the exception of the monthly payment provision, are identical with the terms of the Bonds as to principal payment dates and amounts, interest rates, and prepayment or redemption provisions. Notwithstanding anything herein to the contrary, in order to allow the Paying Agent to be able to pay the principal of and interest on the Bonds, when due, Company agrees and promises that all principal and interest payments to be made under the first paragraph of this Note shall be made at such time and in such manner so that the Paying Agent will have collected funds in an amount equal to such payment on the business day that such payments are stated to be due under the first paragraph of this Note; and payments of principal of, premium, if any, and interest on the Bonds with moneys in the Bond Account (as defined in the Agreement) from any source described in the Agreement shall be deemed to be like payments by the Company hereunder.
          This Note is secured by a Subordinate Deed of Trust and Construction Security Agreement on the Facilities and the Project (as defined in the Agreement) which is a lien on the Facilities and the Project (as defined in the Agreement) and property located on or to be located on the Facilities located within or near Fairmont, Nebraska and other properties.
          This Note is prepayable in the event that the Company shall exercise its option to prepay this Note as provided in the Agreement. In such event, this Note shall be subject to prepayment by the Company at any time in whole or in part at the prepayment prices applicable to the portion of the Bonds to be redeemed by the exercise of the option.
          The Company shall give the Issuer and the Trustee such notice of any optional prepayment of this Note as shall enable the parties to take all action necessary under the Agreement to redeem on the date specified for prepayment of an identical principal amount of the Bonds. Upon receipt of notice from the Company specifying the amount and date of prepayment, the parties shall take all action necessary under the Agreement to redeem on the prepayment date the Issuer’s Bonds in an amount corresponding to that specified in the notice. Failure by the Issuer or the Trustee to take such action shall void the right of the Company to prepay all or a portion of this Note on the prepayment date specified.
          Whenever payment or provision therefore has been made in respect to the principal of (whether at maturity or upon redemption or acceleration), premium, if any, or interest on, all or any portion of the Bonds in accordance with the Agreement, this Note shall be deemed paid to the extent such payment or provision therefor has been made and is considered to be a payment of principal of, premium, if any, or interest on, the Bonds. If the Bonds are thereby deemed paid in full, this Note shall be canceled and returned to the Company. Subject to the foregoing or unless the Company is entitled to a credit under the Agreement, all payments shall be in the full amount required under this Note.
          The obligations of the Company to make the payments required hereunder shall be absolute and unconditional without defense or set-off by reason of any default by the Issuer under the

Agreement, the Deed of Trust, or under any other agreement between the Company and the Issuer or for any other reason, including without limitation, any acts or circumstances that may constitute failure of consideration, eviction, or constructive eviction, destruction of or damage to the Project or Facilities, commercial frustration of purpose, any change in the tax or other laws or administrative rulings of or administrative actions by the United States of America or the State of Nebraska or any political subdivision of either, or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability, or obligation arising out of or connected with the Agreement or the Deed of Trust, it being the intention of the Company and the Issuer that the payments hereunder will be paid in full when due without any delay or diminution whatsoever.
          Subject to the Subordination Agreement, in case one or more of the Events of Default specified in the Agreement or the following shall have occurred and be continuing:
     (a) Failure by the Company to pay when due an amount required to be paid under this Note, or any Additional Notes at the time specified therein as a consequence of optional or mandatory prepayment or acceleration; or
     (b) Failure by the Company to pay when due any amounts required to be paid under this Note, or any Additional Notes at the times specified therein, other than as referred to in (a) above, and continuing for a period of two (2) business days;
then and in each and every such case, the Trustee, by notice in writing to the Company, may declare the unpaid balance of this Note to be due and payable immediately, if concurrent with or prior to such notice, the unpaid principal amount of the Bonds has been declared to be due and payable, and upon any such declaration the same shall become and shall be immediately due and payable to the extent permitted by the Subordination Agreement.
          In case the Trustee shall have proceeded to enforce its rights under this Note and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Purchase, then and in every such case the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceeding had been taken.
          The Company covenants that in case an Event of Default shall occur with respect to the payment of any installment of principal, premium, if any, interest, or any other amount due in respect to this Note, whether at maturity or upon prepayment or by acceleration or otherwise, then, upon demand of the Trustee the Company will pay to the Trustee the whole amount that then shall become due and payable on this Note for principal, premium, if any, interest or any other amount due hereunder as the case may be, with interest from the date due at the stated rate plus 3 percent per annum, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys, and counsel, and any expenses or liabilities incurred by the Trustee.

          In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect, in the manner provided by law, out of the property of the Company, the moneys adjudged or decreed to be payable.
          In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or in the case of any other similar judicial proceedings relative to the Company, or to the creditors or property of the Company, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, prepayment premium, if any, and interest owing and unpaid in respect of this Note and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in proceedings relative to the Company, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee, or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.
          This Note shall be governed by and construed in accordance with the laws of the State of Nebraska.
          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered as of this 27th day of April, 2006.

ADVANCED BIOENERGY, LLC
By	/s/ Revis L. Stephenson III
Its:	Chairman

          The County of Fillmore, State of Nebraska, hereby acknowledges receipt of the original of the foregoing Note, and simultaneous delivery of it to the Trustee (therein defined) pursuant to the terms of the Loan and Trust Agreement (therein defined).

COUNTY OF FILLMORE, STATE OF NEBRASKA
By	/s/ Rober W. Mueller
Chairperson

ATTEST:

/s/ Amy Nelson Secretary

          Wells Fargo Bank, N.A., Trustee under the Loan and Trust Agreement and this Promissory Note, hereby acknowledges simultaneous receipt of the original of the foregoing Note from the Issuer, the County of Fillmore, State of Nebraska.

WELLS FARGO BANK, NA.
By:	/s/ Chad W. Shirk

Name: Its:	Chad W. Shirk Vice President